                                                                   EXHIBIT 10.99

                               SECOND AMENDMENT
                                      TO
                               CREDIT AGREEMENT


     This SECOND AMENDMENT dated as of September 15, 1995 (this "Amendment") to the Credit Agreement dated as of May 15, 1993 (the "Credit Agreement") among RAMSAY HEALTH CARE, INC. (the "Company"), a Delaware corporation, GREENBRIER HOSPITAL, INC. ("Greenbrier"), a Louisiana corporation, HOUMA PSYCHIATRIC HOSPITAL, INC. ("Houma"), a Louisiana corporation, HSA OF OKLAHOMA, INC. ("HSA"), an Oklahoma corporation, CAROLINA TREATMENT CENTER, INC. ("Carolina"), a South Carolina corporation, GULF COAST TREATMENT CENTER, INC. ("Gulf Coast"), a Florida corporation, and ATLANTIC TREATMENT CENTER, INC. ("Atlantic"), a Florida corporation, as Borrowers (collectively, the "Borrowers"), GREAT PLAINS HOSPITAL, INC., a Missouri corporation, and THE HAVEN HOSPITAL, INC., a Delaware corporation, as Guarantors (collectively, the "Guarantors"), SOCIETE GENERALE, a French banking corporation acting by and through its New York Branch, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, and HIBERNIA NATIONAL BANK, a national banking association, as Lenders (collectively, the "Lenders"), and SOCIETE GENERALE, as the issuer of the Letters of Credit described in the Credit Agreement (in such capacity, the "Issuing Bank") and as agent for the Lenders as provided in the Credit Agreement (in such capacity, the "Agent"),


                             W I T N E S S E T H :

     A. Pursuant to the Credit Agreement, at the request of the Borrowers, the Issuing Bank issued the Letters of Credit to support certain Bonds theretofore issued to finance certain hospital assets for the benefit of the Borrowers. Subsequent to the original issuance of the Letters of Credit, (i) the Letter of Credit issued for the account of Atlantic was terminated in connection with the sale of Atlantic's hospital assets and (ii) the other Letters of Credit have been reduced in connection with mandatory sinking fund payments of principal of the Bonds supported by such Letters of Credit. As of the date of this Amendment, the outstanding Letters of Credit and the respective amounts thereof are as follows:


                                LETTER OF                                                               INTEREST
  ACCOUNT                        CREDIT               PRINCIPAL                 INTEREST                COVERAGE
   PARTY                         AMOUNT               COMPONENT                 COMPONENT               CALCULATION
  -------                   ------------------     -----------------       --------------------    ---------------------
Greenbrier                   $ 5,553,958.34         $ 5,300,000.00             $253,958.34             115 days @ 15%
                                                                                                       360-day year

Houma                          3,665,410.95           3,500,000.00              165,410.95             115 days @ 15%
                                                                                                       365-day year

HSA                            3,236,740.00           3,100,000.00              136,740.00             115 days @ 14%
                                                                                                       365-day year

Carolina                       4,610,833.34           4,400,000.00              210,833.34             115 days @ 15%
                                                                                                       360-day year

Gulf Coast                     3,974,166.66           3,800,000.00              174,166.66             110 days @ 15%
                            ------------------     -----------------       --------------------        360-day year

  TOTAL                      $21,041,109.29         $20,100,000.00             $941,109.29

        B. The Credit Agreement also provided for Revolving Credit Loans by the Lenders to the Company up to a maximum aggregate outstanding principal balance of $4,000,000 to provide working capital for conducting the operations of the Company and certain of its consolidated subsidiaries. Pursuant to Section 2.04(g) of the Credit Agreement, by letter dated as of April 12, 1995, the Company irrevocably elected to permanently reduce the Revolving Credit Maximum Commitment Amount from $4,000,000 to $2,000,000. Pursuant to the Credit Agreement, the Lenders' Revolving Credit Commitment expires on May 15, 1996.


        C. As of the date of this Amendment, the maximum credit available to be outstanding for the benefit of the Borrowers pursuant to the Credit Agreement (the Maximum Credit Availability as defined herein) is $23,041,109.29 (up to $21,041,109.29 under the Letters of Credit or, in the event of conversion to one or more Term Loans, up to $20,100,000.00 under the Term Loan Commitments, plus up to $2,000,000.00 under the Revolving Credit Commitment).

        D. Pursuant to a Consent and Amendment dated as of April 12, 1995 among the Borrowers, the Guarantors, the Lenders, the Issuing Bank and the Agent (the "First Amendment"), (i) the Agent, on behalf of the Lenders, consented to the consummation of certain sale-leaseback transactions between two wholly-owned subsidiaries of the Company and Capstone Capital Corporation and (ii) Section 2.04(f) of the Credit Agreement was amended by adding the following provision to the end of such Section:

        "; provided that no proceeds of the Revolving Credit Loans shall be used by the Company to fund working capital or other capital needs of Mesa Psychiatric Hospital, Inc."

        E. The Borrowers have requested the Lenders, the Agent and the Issuing Bank (collectively in such capacities, the "Banks") (1) to extend the stated expiration date of the Letters of Credit from May 15, 1996 to February 15, 1997,
(2) to extend the Revolving Credit Termination Date from May 15, 1996 to February 15, 1997, and (3) to agree to certain amendments to the Credit Agreement. Upon the terms and conditions set forth in this Amendment, the Banks are willing (a) to extend the stated expiration date of the Letters of Credit,
(b) to extend the Revolving Credit Termination Date, and (c) to agree to certain amendments to the Credit Agreement, all as hereinafter provided.

        NOW, THEREFORE, in consideration of the foregoing and the understandings herein set forth and intending to be legally bound, the Borrowers, the Guarantors, the Lenders, the Issuing Bank and the Agent hereby agree as follows:

        1. Definitions. As used in this Amendment and in the Credit Agreement, the term "Agreement" shall mean the Credit Agreement as amended by the First Amendment and this Amendment. All terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement, as certain of such meanings are amended as hereinafter provided. In addition, as used in this Amendment and the Credit Agreement, the following terms shall have the meanings specified below:

        "EBITDA" as to any Person means, with respect to a specified 12-month period, (i) Pre-Tax Net Income for such 12-month period, plus (ii) all Interest Expense for such 12-month period, plus (iii) all depreciation expense, amortization of financing charges and other non-cash expense for such 12-month period.

        "Maximum Credit Availability" means the maximum credit available to be outstanding for the benefit of the Borrowers pursuant to the Credit Agreement, including (i) the total of the Letter of Credit Amounts, plus the aggregate amount of any unreimbursed draws under the Letters of Credit, or the principal amount of any outstanding Term Loans in the event of conversion to one or more Term Loans, plus (ii) the Revolving Credit Maximum Commitment Amount.

        2. Extension of Letters of Credit. The Borrowers hereby request the Banks to extend the stated expiration date of the Letters of Credit to February 15, 1997. Subject to the payment of the extension fee set forth in section 4 of this

Amendment and to the other conditions precedent hereinafter set forth, the Issuing Bank will extend the stated expiration date of the Letters of Credit to February 15, 1997, such extension to be effected through the issuance by the Issuing Bank to the Greenbrier Trustee, the Houma Trustee, the HSA Trustee, the Carolina Trustee and the Gulf Coast Trustee, respectively, of an Amendment No. 1 to each of the outstanding Letters of Credit effective as of September 15, 1995.

        3. Extension of Revolving Credit Termination Date. The Company hereby requests the Lenders to extend the Revolving Credit Termination Date to February 15, 1997. Subject to the payment of the extension fee set forth in section 4 of this Amendment and to the other conditions precedent hereinafter set forth, the Lenders agree that the Credit Agreement is hereby amended to extend the Revolving Credit Termination Date (and thereby extend the maturity date of the Revolving Credit Note) to February 15, 1997.

        4. Extension Fee. On the date of execution and delivery of this Amendment, the Company shall pay to the Agent in immediately available funds a nonrefundable extension fee in the amount of $50,000. Such extension fee shall be shared by the Lenders pro rata on the basis of their respective Percentages.

        5.  Amendments to Credit Agreement.

                5.1  The definitions of the following terms set forth in Section
1.01 of the Credit Agreement are hereby amended and restated in full as follows:

                        "Base Rate Increment" means one percent (1%) per annum.

                        "Commitment Fee Rate" means, at any time, (i) two and three-quarters percent (2 3/4%) per annum if the Debt Service and Lease Payment Coverage Ratio of the Consolidated Companies for the most recent 12-month period for which financial statements of the Consolidated Companies have been provided to the Agent pursuant to Section 7.12 is greater than 1.25 to 1, (ii) three percent (3%) per annum if such Debt Service and Lease Payment Coverage Ratio is equal to or less than 1.25 to 1 and equal to or greater than 1.00 to 1, and (iii) four percent (4%) per annum if such Debt Service and Lease Payment Coverage Ratio is less than 1.00 to 1; provided that, if and so long as such Debt Service and Lease Payment Coverage Ratio of the Consolidated Companies is greater than 1.25 to 1 and no Event of Default has occurred and is continuing, the Commitment Fee Rate shall be reduced by one-quarter percent (1/4%) for each permanent reduction from and after September 15, 1995 of $3,000,000 in the Maximum Credit Availability.

                        "Eurodollar Rate Increment" means two and three-quarters percent (2 3/4%) per annum.

                        "Long-Term Debt" means all Debt which, on the date of incurrence, has a final maturity or term greater than one year or which is renewable at the option of the debtor for a term greater than one year from the date of original incurrence.

                5.2. Section 2.03(a) of the Credit Agreement is hereby amended and restated in full as follows:

                        (a) Conversion to Term Loans. With respect to each Letter of Credit, the Lenders agree that, subject to and upon satisfaction of the terms and conditions contained in this Section and so long as the Term Loan Commitments have not theretofore been terminated, the aggregate amount of the related Subsidiary Borrower's unpaid reimbursement obligations under Section 2.02 on the date specified by the Company pursuant to Section 2.03(b)(1) in respect of amounts drawn against the Principal Component of the Letter of Credit Amount of such Letter of Credit shall be converted to a Term Loan on such date. The original principal amount of each Term Loan shall not exceed the lesser of (1) the related Term Loan Commitment Amount, (2) the aggregate Outstanding balance of the related Bonds immediately prior to the payment of the final drawing under the related Letter of Credit, less (i) the aggregate amount of all moneys held by the respective Trustee in the funds established under the related Indenture available to reimburse the Lenders, (ii) the principal of the related Bonds (other than Pledged Bonds) which will remain outstanding after the final drawing under the related Letter of Credit, and (iii) the principal amount of the related Bonds for which refunding bonds have been or will be issued, and (3) 75% of the then current appraised value of the real property of the Subsidiary Borrower to which such Term Loan is being made which is subject to a first lien priority Mortgage that will secure such Term Loan, plus 75% of the appraisal value of any additional real property collateral provided by the Obligors and satisfactory to the Lenders in which the Lenders already have or are given a first lien priority mortgage so as to result in a Term Loan to collateral value ratio of not greater than 75% (provided that in calculating such ratio there shall be deducted from the appraised value of any such additional collateral the amount thereof allocated to provide collateral coverage at the same ratio for any and all other obligations owing to the Lenders secured by such collateral). With respect to each Subsidiary Borrower, the related Term Loan Commitment and the Lenders' obligation to permit conversion to a Term Loan under this Section shall terminate as of the close of business of the Agent at its Lending Office on the first to occur of (A) the date the related Letter of Credit terminates, (B) the first date on which there are no longer any related Bonds Outstanding other than Bonds secured by a Substitute Letter of Credit, and (C) the date the Agent terminates the Term Loan Commitments pursuant to Section 8.02.

        5.3. Section 2.03(b)(3) of the Credit Agreement is hereby amended and restated in full as follows:

                (3) Receipt by the Agent of (i) an endorsement to the mortgage title insurance policy delivered pursuant to Section 4.04 insuring, in favor of the Agent for the benefit of the Lenders, that the Mortgage delivered by such Subsidiary Borrower secures the Subsidiary Borrower Note evidencing such Term Loan and that there have been no intervening liens since the original issuance of such mortgage title insurance policy, (ii) evidence of comparable mortgage title insurance in favor of the Agent for the benefit of the Lenders with respect to the mortgage on any additional real property collateral intended to satisfy the loan to collateral value ratio requirement of Section 2.03(a), and (iii) an appraisal (or appraisals) of the real property covered by such Mortgage (or additional mortgage) in compliance with federal and state laws applicable to the Lenders, prepared by an appraiser satisfactory to Lenders, dated as of a date no more than 60 days prior to the date of conversion to such Term Loan, valuing such real property (and any such additional real property collateral) in an amount sufficient to provide a Term Loan to collateral value ratio of at least 75%;

        5.4. Section 2.04(c) of the Credit Agreement is hereby amended and restated in full as follows:

                        (c) Revolving Credit Interest Rate. The unpaid principal balance of each Revolving Credit Loan shall bear interest from the date such Revolving Credit Loan is made until the principal balance thereof is paid in full at a fluctuating rate per annum equal to (1) in the case of a Base Rate Loan, the Base Rate plus one percent (1%) per annum, computed for the actual number of days elapsed (including the first day but excluding the last day) based on a 360-day year, and (2) in the case of a Eurodollar Loan, the Eurodollar Rate plus two and one-half (2 1/2%) per annum, computed for the actual number of days elapsed (including the first day but excluding the last day) based on a 360-day year. The Company shall pay interest on Base Rate Loans to the Agent for the accounts of the Lenders monthly in arrears on the first Business Day of each calendar month or, if sooner, on the Revolving Credit Termination Date. The Company shall pay interest on Eurodollar Loans to the Agent for the accounts of the Lenders in arrears in the last day of the applicable Interest Period, or, if sooner, on the Revolving Credit Termination Date. Upon the occurrence and during the continuance of an Event of Default, the rate of interest on the outstanding principal balance of the Revolving Credit Loans shall be increased to a rate per annum equal to two and one-half percent (2 1/2%) per annum above the rate otherwise payable wth respect to such Revolving Credit Loans at such time. Each determination by the Agent of a Revolving Credit Loan interest rate under this Agreement and the Revolving Credit Note shall be conclusive and binding for all purposes, absent manifest error.

                5.5. Section 2.04(e)(4) of the Credit Agreement is hereby amended and restated in full as follows:

                        (a) Annual Clean-Up Period. For a clean-up period of 30
                consecutive days in each Fiscal Year the aggregate amount of the Revolving Credit Loans outstanding shall be reduced to zero, and the Company shall prepay to the Agent for the accounts of the Lenders the aggregate outstanding balance of all Revolving Credit Loans, together with all accrued but unpaid interest on such balance through the Business Day immediately preceding the date of commencement of such clean-up period, and all other fees, costs and amounts (if any) payable under this Agreement or the Revolving Credit Note in connection with such prepayment on such Business Day.

                5.6. Section 2.04(f) of the Credit Agreement is hereby amended and restated in full as follows:

                        (f) Use of Revolving Credit Proceeds.  The proceeds of
                the Revolving Credit Loans shall be used by the Company solely for working capital (including, without limitation, short-term bridge financing of fixed assets) of the Obligors, the Life Company Subsidiaries and the Other Revolving Credit Subsidiaries; provided that no proceeds of the Revolving Credit Loans shall be used by the Company to fund working capital or other capital needs of Mesa Psychiatric Hospital, Inc. In no case shall such proceeds be used, directly or indirectly, to pay reimbursement obligations with respect to the Letters of Credit or to repay the Life Company Senior Notes, the Life Company Subordinated Notes or any other Debt of the Company or any of its Subsidiaries.

                5.7. Section 7.12(a) of the Credit Agreement is hereby amended by adding the following clauses (7) and (8) to the end of such Section:

                        (7) a report as of the end of such quarter of the
                Obligors' status with respect to (i) permitted additional debt incurred pursuant to Section 7.13, permitted loans, advances, capital expenditures and other investments made pursuant to
                Section 7.20 (provided that such requirement to report the Obligors' status with respect to Section 7.20 shall start with the fiscal quarter ending December 31, 1995), and permitted obligations under Operating Leases under Section 7.22; and

                        (8) a report on the current status of any and all
                significant ongoing efforts or proposals to sell any of the hospital facilities operated by any of the Subsidiary Borrowers (including specific information with respect to the Harbor Oaks Hospital and the Coastal Carolina Hospital) or by any of the Guarantors, the Life Company Subsidiaries or the Other Consolidated Subsidiaries; provided that any and all significant developments occurring with respect to any such proposed sales shall be reported to the Bank in writing as soon as possible and not later than 15 days after the occurrence of such developments.


                5.8. Section 7.12 of the Credit Agreement is hereby further amended by adding the following subsection (o) to end of Section 7.12 as an additional requirement for information to be furnished pursuant to Section 7.12:

                        (o) Monthly Reports.  As soon as available and in any
                event within 30 days after the close of each calendar month:

                                (1) unaudited consolidated and consolidating
                        financial statements for the Consolidated Companies, including consolidated balance sheets and related consolidated and consolidating statements of income as of the end of such month and for such month and the current Fiscal Year to the end of such month, which shall be internally prepared and presented on a consistent basis and, in the case of consolidated financial statements, in accordance with GAAP (without footnotes and subject to normal year-end adjustments); and

                                (2) a report on the utilization of the
                        Consolidated Companies' Facilities operated by the Consolidated Companies for such month and the current Fiscal Year to the end of such month, including number of beds in service, admissions, patient days, average length of stay and occupancy, all in such reasonable detail as the Agent may request.

                5.9. Section 7.16 of the Credit Agreement is hereby amended and restated in full as follows:

                (a) Consolidated Maximum Annual Debt Service and Lease Payment Coverage Ratio. The Obligors will maintain, and the Company will cause the other Consolidated Companies to maintain, as to the Consolidated Companies on a consolidated basis, as of the end of each fiscal quarter of the Consolidated Companies for the 12-month period then ended, a Maximum Annual Debt Service and Lease Payment Coverage Ratio of at least the following amounts from and after the date indicated:

   From and                              Maximum Annual Debt Service
after June 30                         and Lease Payment Coverage Ratio
-------------                         --------------------------------
    1995                                         1.00 to 1
    1996                                         1.10 to 1

                (b) Consolidated Fixed Charge Coverage Ratio. The Obligors will maintain, and the Company will cause the other Consolidated Companies to maintain, as to the Consolidated Companies on a consolidated basis, as of the end of each fiscal quarter of the Consolidated Companies for the 12-month period then ended, a Fixed Charge Coverage Ratio of at least the following amounts from and after the date indicated:

   From and
after June 30                         Fixed Charge Coverage Ratio
-------------                         ---------------------------
    1995                                           1.50
    1996                                           1.75

                (c) Consolidated Current Ratio. The Obligors will maintain, and the Company will cause the other Consolidated Companies to maintain, as to the Consolidated Companies on a consolidated basis at all times a Current Ratio of at least 1.50 to 1.

                (d) Consolidated Leverage Ratio. The Obligors will maintain, and the Company will cause the other Consolidated Companies to maintain, as to the Consolidated Companies on a consolidated basis at all times a Leverage Ratio of not more than 1.50 to 1.

                (e) Consolidated Tangible Net Worth. The Obligors will maintain, and the Company will cause the other Consolidated Companies to maintain, at all times a Consolidated Tangible Net Worth of at least $48,000,000.

                (f) Additional Maximum Annual Debt Service and Lease Payment Coverage Ratio. The Subsidiary Borrowers and Guarantors will maintain, as a consolidated group, as of the end of each fiscal quarter of such group for the 12-month period then ended, a Maximum Annual Debt Service and Lease Payment Coverage Ratio of at least 3.00 to 1.

                (g) Short-Term Debt. The Obligors will not permit, and the Company will cause the other Consolidated Companies not to permit, Short-Term Debt of the Consolidated Companies on a consolidated basis to exceed at any time an amount equal to $2,000,000; and for at least 30 consecutive days during each Fiscal Year the Obligors will reduce, and the Company will cause the other Consolidated Companies to reduce, the aggregate outstanding principal amount of Short-Term Debt of the Consolidated Companies on a consolidated basis to zero.


                5.10 Section 7.22 of the Credit Agreement is hereby amended and restated in full as follows:

                Section 7.22. Operating Lease Obligations. The Obligors will not create or incur, and the Company will not permit the other Consolidated Companies to create or incur, any obligations for the payment by the Consolidated Companies of rentals for any property under Operating Leases, except for Operating Leases which, together with all other Operating Leases of the Consolidated Companies (including, without limitation, the Consolidated Companies existing Operating Leases with Capstone Capital Corporation and Charter Canyon Behavioral Health System, Inc.), provide for aggregate annual rental payments by the Consolidated Companies on a consolidated basis in the current or any future Fiscal Year not exceeding $5,000,000.

          5.11. Section 7.24 of the Credit Agreement is hereby amended and restated in full as follows:

               Section 7.24. Management Agreements. The Obligors will not pay, and the Company will not permit any of the other Consolidated Companies to pay, any Ramsay Management Fees, except Ramsay Management Fees payable by the Company to any Paul Ramsay Affiliate pursuant to the Ramsay Management Agreement; provided that (i) the Company's obligation to pay Ramsay Management Fees shall be subordinate to all amounts now or hereafter owing by the Company to the Agent, the Issuing Bank of the Lenders under the Credit Documents, (ii) the Company's obligations to pay Ramsay Management Fees for services rendered during each Fiscal Year shall accrue and may be paid in common stock of the Company at any time, but shall not be paid in cash or other property (except such common stock) until after the close of such Fiscal Year, and then such payment shall be permitted only if, with respect to the Company's Fiscal Year ending June 30, 1996, the Consolidated Companies' EBITDA for such Fiscal Year (as shown on the Consolidated Companies audited financial statements for such Fiscal Year furnished to the Agent pursuant to the Credit Agreement) is at least $17,800,000 (less amounts reasonably acceptable to the Lenders in its discretion to reflect the reduction in budgeted earning capacity in such Fiscal Year allocable to any operating assets disposed of prior to the close of such Fiscal Year), and with respect to each Fiscal Year thereafter, the Consolidated Companies' EBITDA for such Fiscal Year (as shown on the Consolidated Companies audited financial statements for such Fiscal Year furnished to the Agent pursuant to the Credit Agreement) is at least 90% of the Company's budget therefor as presented to the Lenders prior to September 15, 1995 or as thereafter presented to and approved by the Lenders at their discretion (less amounts reasonably acceptable to the Lenders in its discretion to reflect the reduction in budgeted earning capacity in such Fiscal Year allocable to any operating assets disposed of prior to the close of such Fiscal
       Year).

       The Company will cause Ramsay Health Care Pty. Ltd to execute and deliver to the Agent and the Lenders on the Closing Date a Ramsay Management Fee Subordination Agreement (the "Ramsay Management Fee Subordination Agreement") pursuant to which Ramsay Health Care Pty. Ltd will subordinate all present and future claims to Ramsay Management Fees owing under the Ramsay Management Agreement (or any successor management agreement) to all amounts now or hereafter owing by any Obligor under the Credit Documents. The Company will not (i) amend, modify or supplement the Ramsay Management Agreement, other than one or more extensions of the term thereof on the same terms and conditions as are in effect on the Closing Date and other than an assignment thereof by a Paul Ramsay Affiliate to another Paul Ramsay Affiliate (in each case subject to the Ramsay Management Fee Subordination Agreement), (ii) enter into any other management agreement with Paul J. Ramsay or any Paul Ramsay Affiliate, or
       (iii) enter into any management agreement with any other Person (other than a Consolidated Company) with respect to the management by such Person of material operations of any Obligor or of the Consolidated Companies taken as a whole.

          5.12. Article VII of the Credit Agreement is hereby amended by adding the following Sections 7.33 and 7.34 to the end of such Article:

           Section 7.33. Limitation on Dividends and Purchases of Shares. The Company will not pay dividends (other than dividends payable exclusively in common stock of the Company) on or purchase any shares of any class of its common or preferred stock, unless (i) with respect to dividends to be paid or shares to be purchased during the Company's fiscal ending June 30, 1996, the Consolidated Companies' Maximum Annual Debt Service and Lease Payment Coverage Ratio for the Fiscal Year ended June 30, 1995 is more than 1.30 to 1 (as shown on the Consolidated Companies' audited financial statements for such Fiscal Year furnished to the Agent pursuant to the Credit Agreement), and with respect to dividends to be paid or shares to be purchased after June 30, 1996, the Consolidated Companies' Maximum Annual Debt Service and Lease Payment Coverage Ratio for the immediately preceding Fiscal Year of the Consolidated Companies is at least 1.50 to 1 (as shown on the Consolidated Companies' audited financial statements for such Fiscal Year furnished to the Agent pursuant to the Credit Agreement), (ii) no Default or Event of Default has occurred and is continuing or would occur as a result of such payment or purchase, and (iii) the aggregate amount of any and all such dividends and purchases is less than 50% of the Net Income of the Consolidated Companies for the immediately preceding Fiscal Year of the Consolidated Companies (as shown on the Consolidated Companies' audited financial statements for such Fiscal Year furnished to the Agent pursuant to the Credit Agreement); provided that the payment of dividends by the Company of not more than $387,200 on the Company's Class B and Class C convertible preferred stock shall be permitted in any Fiscal Year as long as no Default or Event of Default has occurred and is continuing or would occur as a result of such payment.

             Section 7.34. Reduction of Maximum Credit Availability. The Borrowers will cause the Maximum Credit Availability to be reduced to not more than $20,308,364.72 by December 31, 1995, and to not more than $17,145,835.32 by July 1, 1996, through permanent reductions in the total of the Letter of Credit Amounts of the Letters of Credit as a result of mandatory sinking fund redemptions and/or optional redemptions of Bonds and/or through permanent reductions of the Revolving Credit Maximum Commitment Amount pursuant to Section 2.04(g).

           5.13. Section 8.01(c) of the Credit Agreement is hereby amended and restated in full as follows:

             (c) Failure by any Obligor to perform or comply with any of the terms or conditions contained in Section 7.01, 7.07, 7.10, 7.13, 7.16, 7.20, 7.21, 7.22, 7.24, 7.25, 7.26, 7.27, 7.29, 7.30, 7.33 or 7.34, or
       the Obligors shall grant or otherwise create any Lien or sale/lease-back transaction in violation of Section 7.14;

           5.14. The address as which notices and other communications are to be sent to the Agent, the Issuing Bank or Societe Generale (in its capacity as a Lender) pursuant to Section 10.01 of the Credit Agreement is hereby changed to the following:

           Societe Generale, New York Branch
           1221 Avenue of the Americas, 7th Floor
           New York, NY 10020
           Attention:  Sedare Coradin
                       Vice President
                       Telephone:  (212) 278-6878
                       Telecopier: (212) 278-7430
           with a copy to:

           Societe Generale, New York Branch
           1221 Avenue of the Americas, 7th Floor
           New York, NY 10020
           Attention:  Jeffrey Green
                       Assistant Treasurer
                       Special Letter of Credit Services
                       Telephone:  (212) 278-6727
                       Telecopier: (212) 278-7428

           6. Conditions Precedent. As conditions precedent to the Banks' execution and delivery of this Amendment, the Agent shall have received the following in form and substance satisfactory to the Banks:

             (a) A certificate of the president, chief executive officer or chief financial officer of each Obligor as of the date of execution and delivery by the Obligors or this Amendment stating that (1) the representations and warranties contained in Section 7 of this Amendment are true and correct, (2) all obligations, covenants, agreements and conditions contained in the Agreement to be performed or satisfied by such Obligor on or prior to the date of execution and delivery by the Obligors of this Amendment have been performed or satisfied in all respects, (3) since June 30, 1995, there has been no material adverse change in the properties, business, operations, assets, condition (financial or otherwise) or prospects of such Obligor (or, in the case of the certificate of the respective officer of the Company, the Consolidated Companies taken as a whole) other than as disclosed in such certificate, and (4) after given effect to this Amendment, no Default or Event of Default has occurred and is continuing;

             (b) An opinion of Haythe & Curley, New York, New York, counsel to the Obligors, to the effect that (1) the execution and delivery by the Obligors of this Amendment has been duly authorized by all requisite corporate action, (2) this Amendment has been duly executed and delivered by the Obligors and constitutes the legal, valid and binding obligation of the Obligors enforceable against the Obligors in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by the application of general principles of equity, and (3) the execution and delivery of this Amendment does not conflict with or constitute a default under the Life Company Indenture or the Consolidated Companies' Operating Leases with Capstone Capital Corporation and Charter Canyon

    Behavioral Health System, Inc. or the Consolidated Companies have otherwise obtained all requisite consents of the parties to such agreements in connection with this Amendment; and

      (c) Such other documents, certificates and opinions of counsel as the Agent may reasonably request.

    7. Representations and Warranties. The Obligors hereby represent and warrant that:

    (a) The representations and warranties made by the Obligors in the Credit Agreement and all documents delivered in connection therewith are true and correct on and as of the date of execution and delivery by the Obligors of this Amendment, except to the extent that such representations and warranties expressly relate to an earlier date. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing on the date of execution and delivery by the Obligors of this Amendment.


    (b) This Amendment has been duly authorized by all requisite action on behalf of the Obligors and constitutes the legal, valid and binding obligation of the Obligors, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors' rights generally.

    (c) The Obligors have obtained all consents and approvals necessary to their execution and delivery of this Amendment.

    8. Costs and Expenses. The Obligors hereby agree to pay on demand all costs and expenses of the Agent and the Issuing Bank in connection with the preparation, execution and delivery of this Amendment and the amendments extending the Letters of Credit being delivered pursuant to section 2 of this Amendment, including without limitation the reasonable fees and expenses of counsel for the Agent and the Issuing Bank with respect thereto.

    9. Counterparts. This Amendment may be executed in one or more counterparts each of which shall constitute an original Amendment and all of which together shall constitute one and the same Amendment.

    10. Effect. Upon the execution and delivery of this Amendment, the Credit Agreement shall be and be deemed to be amended as set forth in this Amendment. All of the provisions of the Credit Agreement shall remain in full force and effect as amended by the First Amendment and this Amendment.

    11. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law. The foregoing choice of law is made pursuant to Section 5-1401 of the General Obligations Law of the State of New York.

    IN WITNESS WHEREOF, the Obligors, the Lenders, the Issuing Bank and the Agent have caused this Agreement to be duly executed and delivered as of the date first above written.

[CORPORATE SEAL]                               RAMSAY HEALTH CARE, INC.

Attest  /s/ Daniel Sims                        By  /s/ Reynold Jennings
      ------------------------                   --------------------------
        Assistant Secretary                             President


[CORPORATE SEAL]                               GREENBRIER HOSPITAL, INC.

Attest  /s/ John Quinn                         By  /s/ Reynold Jennings
      ------------------------                   --------------------------
            Secretary                                    President


[CORPORATE SEAL]                               HOUMA PSYCHIATRIC HOSPITAL, INC.

Attest  /s/ John Quinn                         By  /s/ Reynold Jennings
      ------------------------                   --------------------------
            Secretary                                    President


[CORPORATE SEAL]                               HSA OF OKLAHOMA, INC.

Attest  /s/ John Quinn                         By  /s/ Reynold Jennings
      ------------------------                   --------------------------
            Secretary                                    President


[CORPORATE SEAL]                               CAROLINA TREATMENT CENTER, INC.

Attest  /s/ John Quinn                         By  /s/ Reynold Jennings
      ------------------------                   --------------------------
            Secretary                                    President


This execution page is part of the Second Amendment dated as of September 15, 1995 to the Credit Agreement dated as of May 15, 1993, among Ramsay Health Care, Inc., Greenbrier Hospital, Inc., Houma Psychiatric Hospital, Inc., HSA of Oklahoma, Inc., Carolina Treatment Center, Inc., Gulf Coast Treatment Center, Inc. and Atlantic Treatment Center, Inc., as Borrowers, Great Plains Hospital, Inc. and The Haven Hospital, Inc., as Guarantors, Societe Generale, New York Branch, First Union National Bank of North Carolina and Hibernia National Bank, as Lenders, Societe Generale, as Issuing Bank, and Societe Generale, as Agent.

[CORPORATE SEAL]                               GULF COAST TREATMENT CENTER, INC.

Attest  /s/ John Quinn                         By  /s/ Reynold Jennings
      ------------------------                   --------------------------
            Secretary                                    President


[CORPORATE SEAL]                               ATLANTIC TREATMENT CENTER, INC.

Attest  /s/ John Quinn                         By  /s/ Reynold Jennings
      ------------------------                   --------------------------
            Secretary                                    President


[CORPORATE SEAL]                               GREAT PLAINS HOSPITAL, INC.

Attest  /s/ John Quinn                         By  /s/ Reynold Jennings
      ------------------------                   --------------------------
            Secretary                                    President


[CORPORATE SEAL]                               THE HAVEN HOSPITAL, INC.

Attest  /s/ John Quinn                         By  /s/ Reynold Jennings
      ------------------------                   --------------------------
            Secretary                                    President


This execution page is part of the Second Amendment dated as of September 15, 1995 to the Credit Agreement dated as of May 15, 1993, among Ramsay Health Care, Inc., Greenbrier Hospital, Inc., Houma Psychiatric Hospital, Inc., HSA of Oklahoma, Inc., Carolina Treatment Center, Inc., Gulf Coast Treatment Center, Inc. and Atlantic Treatment Center, Inc., as Borrowers, Great Plains Hospital, Inc. and The Haven Hospital, Inc., as Guarantors, Societe Generale, New York Branch, First Union National Bank of North Carolina and Hibernia National Bank, as Lenders, Societe Generale, as Issuing Bank, and Societe Generale, as Agent.

                                        SOCIETE GENERALE, NEW YORK
                                          BRANCH, as Lender, Issuing
                                          Bank and Agent

                                        By  /s/ Sedare Coradin
                                          -------------------------------
                                        Title  Vice President
                                             ----------------------------

This execution page is part of the Second Amendment dated as of September 15, 1995 to the Credit Agreement dated as of May 15, 1993, among Ramsay Health Care, Inc., Greenbrier Hospital, Inc., Houma Psychiatric Hospital, Inc., HSA of Oklahoma, Inc., Carolina Treatment Center, Inc., Gulf Coast Treatment Center, Inc. and Atlantic Treatment Center, Inc., as Borrowers, Great Plains Hospital, Inc. and The Haven Hospital, Inc., as Guarantors, Societe Generale, New York Branch, First Union National Bank of North Carolina and HiberniaNational Bank, as Lenders, Societe Generale, as Issuing Bank, and Societe Generale, as Agent.

                                        FIRST UNION BANK OF NORTH
                                         CAROLINA, as Lender

                                        By: /s/ John Ransom
                                           -------------------------
                                        Title: Senior Vice President
                                              ----------------------

This execution page is part of the Second Amendment dated as of September 15, 1995 to the Credit Agreement dated as of May 15, 1993, among Ramsay Health Care, Inc., Greenbrier Hospital, Inc., Houma Psychiatric Hospital, Inc., HSA of Oklahoma, Inc., Carolina Treatment Center, Inc., Gulf Coast Treatment Center, Inc. and Atlantic Treatment Center, Inc., as Borrowers, Great Plains Hospital, Inc. and The Haven Hospital, Inc., as Guarantors, Societe Generale, New York Branch, First Union National Bank of North Carolina and Hibernia National Bank, as Lenders, Societe Generale, as Issuing Bank, and Societe Generale, as Agent.

                                HIBERNIA NATIONAL BANK, as
                                 Lender

                                By:  /s/ Ross Wales
                                   -------------------------
                                Title:    Banking Officer
                                      ----------------------

This execution page is part of the Second Amendment dated as of September 15, 1995 to the Credit Agreement dated as of May 15, 1993, among Ramsay Health Care, Inc., Greenbrier Hospital, Inc., Houma Psychiatric Hospital, Inc., HSA of Oklahoma, Inc., Carolina Treatment Center, Inc., Gulf Coast Treatment Center, Inc. and Atlantic Treatment Center, Inc., as Borrowers, Great Plains Hospital, Inc. and The Haven Hospital, Inc., as Guarantors, Societe Generale, New York Branch, First Union National Bank of North Carolina and Hibernia National Bank, as Lenders, Societe Generale, as Issuing Bank, and Societe Generale, as Agent.